EXHIBIT 5.1

OPINION OF BURNET, DUCKWORTH & PALMER LLP

May 12, 2006

Canadian Superior Energy Inc.
Suite 3300,
400 - 3rd Avenue S.W.
Calgary, AB T2P 4H2

Attention:	Michael E. Coolen, President & Chief Operating Officer

Dear Sirs:

Re:                             Canadian Superior Energy Inc. - Registration Statement on Form F-1

We are Canadian counsel to Canadian Superior Energy Inc. (the “Corporation”), a corporation incorporated under the Business Corporations Act (Alberta).

We refer to the filing by the Corporation of the above-captioned Registration Statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended, covering the resale of an aggregate of 7,200,000 common shares without par value in the Corporation (the “Shares”) issued or issuable by the Corporation as described in the Registration Statement.

We have considered such questions of law and have examined and relied upon such records, certificates of public officials and officers of the Corporation and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In examining such records, certificates and other documents, we have assumed (i) the genuineness of the signatures of and the authority of all persons signing documents examined by us, (ii) the authenticity of all documents examined by us that were submitted to us as originals, (iii) the conformity to authentic original documents of all documents examined by us that were submitted to us as certified, conformed or photostatic copies of original documents, and (iv) the identity and capacity of all individuals acting or purporting to act as public officials.

Based on the foregoing, we are of the opinion that the Shares, when issued as described in the Registration Statement, will be duly issued by the Corporation as fully paid and non-assessable shares in the capital of the Corporation.

We do not express any opinion as to any laws other than the laws of the Province of Alberta and the laws of Canada applicable therein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the name of our firm therein.

Yours truly,

/s/ BURNET, DUCKWORTH & PALMER LLP